               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                      Washington, D. C. 20549 - 1004

                                 FORM 8-K/A


CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE
                                ACT OF 1934

    DATE OF REPORT (Date of earliest event reported)  December 5, 1995

                           MacDermid, Incorporated
          (Exact name of registrant as specified in its charter)

                                Connecticut
      (State or other jurisdiction of incorporation or organization)

                       Commission File Number:  0-2413

                                 06-0435750
                   (I.R.S. Employer Identification Number)


         245 Freight Street, Waterbury, Connecticut            06702
        (Address of principal executive offices)           (Zip Code)

    Registrant's telephone number, including area code  (203) 575-5700

                                    None
      (Former name or former address, if changed since last report.)

ITEM 7:	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION 	AND
        EXHIBITS:



7 (b) Pro Forma Financial Information, Reflecting the Acquisition of the Electronics & Printing Division of Hercules Incorporated.

       I. Unaudited Pro Forma Condensed Combined Statement of Income for the year ended March 31, 1995.

       II. Unaudited Pro Forma Condensed Combined Statement of Income for the nine months ended December 31, 1995.

       III. Notes to Unaudited Pro Forma Condensed Combined Financial Statements and associated Adjustments for Acquisition.


             PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
                    FOR THE YEAR ENDED MARCH 31, 1995
          (Amount in Thousands Except Share and Per Share Amounts)

                          MacDermid,   Electronics &    Pro Forma   Pro Forma
                         Incorporated  Printing Div.   Adjustments  Combined
                         ------------  -------------   -----------  ---------
Net Sales                  $182,100       $66,080          -         $248,180
                           --------       -------       ------       --------

Costs & Selling, Technical
 and Administrative
 Expenses                   161,963        52,676      ($1,907)(A)(B) 212,732
Interest Expense              2,029           251        5,956 (A)(D)   8,236
Other Expense - net             (39)          -          4,102 (C)      4,063
                           --------       -------       ------       --------
                            163,953        52,927        8,151        225,031
                           --------       -------       ------       --------
Earnings Before Income
 Taxes                       18,147        13,153       (8,151)        23,149
Income Taxes                  7,005         5,251       (3,321)(E)      8,935
                           --------       -------       ------       --------
Net Earnings                 11,142         7,902       (4,830)        14,214
Preferred Dividends             -             -         (1,800)(F)     (1,800)
                           --------       -------       ------       --------
Net Earnings -
  Available for Common
   Shareholders            $ 11,142       $ 7,902      ($6,630)       $12,414
                           ========       =======       ======        =======

Average Common Shares
 Outstanding:
  Primary                                                           3,141,855
                                                                    =========
  Fully Diluted                                                     3,179,832
                                                                    =========
Net Earnings Per Common Share:
  Primary                                                               $3.95
                                                                        =====
  Fully Diluted                                                         $3.90
                                                                        =====
Cash Dividends Per Common Share                                         $0.60
                                                                        =====



           PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
              FOR THE NINE MONTHS ENDED DECEMBER 31, 1995
        (Amount in Thousands Except Share and Per Share Amounts)

                       MacDermid,   Electronics &    Pro Forma     Pro Forma
                      Incorporated  Printing Div.   Adjustments     Combined
                      ------------  -------------   -----------    ---------
Net Sales                $154,323      $53,708         -            $208,031
                         --------      -------      ------          --------

Costs & Selling, Technical
 and Administrative
 Expenses                 134,841       40,492       ($419)(A)(B)    174,914
Interest Expense            1,806           49       3,874 (A)(D)      5,729
Other Expense - net         2,647          -         3,077 (C)         5,724
                         --------      -------      ------          --------
                          139,294       40,541       6,532           186,367
                         --------      -------      ------          --------
Earnings Before Income
 Taxes                     15,029       13,167      (6,532)           21,664
Income Taxes                6,011        5,267      (2,613)(E)         8,665
                         --------      -------      ------          --------
Net Earnings                9,018        7,900      (3,919)           12,999
Preferred Dividends           -            -        (1,431)(F)        (1,431)
                         --------      -------      ------          --------
Net Earnings -
  Available for Common
   Shareholders          $  9,018      $ 7,900     ($5,350)         $ 11,568
                         ========      =======      ======          ========

Average Common Shares
 Outstanding:
  Primary                                                          2,918,759
                                                                   =========
  Fully Diluted                                                    2,932,875
                                                                   =========
Net Earnings Per Common Share:
  Primary                                                              $3.96
                                                                       =====
  Fully Diluted                                                        $3.94
                                                                       =====
Cash Dividends Per Common Share                                        $0.45
                                                                       =====













NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined financial statements ("Pro
Formas") are presented herewith for illustrative purposes only, giving effect to the acquisition, as described and therefore would not necessarily be indicative of the operating results and financial position that might have been achieved had the combination occurred as of an earlier date, nor are they necessarily indicative of operating results and financial position which may occur in future periods.

On December 5, 1995, the Corporation completed the purchase of all of the assets and certain of the liabilities of the Electronics and Printing Division of Hercules Incorporated ("EPD") for a purchase price of $130 million paid at closing and a further $15 million is contingently payable in fiscal year 2004 in the event that the consolidated cumulative earnings before interest, taxes on earnings, depreciation and amortization exceed $250 million for the first four full fiscal years, following December 5, 1995. The acquisition included EPD's specialty chemical imaging business, which had annual sales of $70 million, and it's manufacturing and research facilities.

The acquisition will be accounted for as a purchase in accordance with the purchase method. The accompanying Pro Formas reflect the acquisition as if it had occurred on April 1, 1994, the beginning of the periods presented. There is no balance sheet presented with the Pro Formas since a consolidated balance sheet which reflects the acquisition as of December 31, 1995, has previously been reported with the Corporation's report on Form 10-Q filed on February 14, 1995.

The actual results of EPD's business has been consolidated with the Corporation's operations since the date of acquisition. The balance sheet filed with the report on Form 10-Q dated February 14, 1995 includes a preliminary allocation of the purchase price subject to adjustments after a final evaluation is completed. Any such adjustments are not expected to be material.

OUTLOOK:  ISSUES AND RISKS
This report and other Corporation reports and statements describe many of the factors affecting the Corporation's future business prospects.
Investors should be aware of factors which could havea negative impact on those prospects. These include political, economic or other conditions such as currency exchange rates, inflation rates, recessionary or expansive trends, taxes and regulations and laws affecting the business; competitive products, advertising, promotional and pricing activity; the degree of acceptance of new product introductions in the marketplace; and the difficulty of forecasting sales at certain times in certain markets.


TRANSACTIONS BETWEEN MACDERMID, INCORPORATED AND THE ELECTRONICS AND
PRINTING DIVISION OF HERCULES INCORPORATED

MacDermid, Incorporated has acted as a distributor of certain of EPD's products overseas over the prior years. The volumes and amounts are not material and, therefore, are not considered in the pro forma adjustments.



                  PRO FORMA INCOME STATEMENT ADJUSTMENTS
                     FOR THE YEAR ENDED MARCH 31, 1995
                                    AND
                  THE NINE MONTHS ENDED DECEMBER 31, 1995

The unaudited pro forma income statements assume the EPD purchase as of
April 1, 1994.  The adjustments are as follows:
                                            March 31,      December 31,
                                              1995             1995
                                            ---------      ------------
(A)  Cost of Sales                               18              369
     Direct Expenses                         (2,155)          (1,410)
     Interest Expense                          (251)             (49)
     To eliminate allocated Corporate overheads which, net of foreseeable costs that must be replaced, will not be occurring after acquisition.

(B)  Cost of Sales                               88              516
     Direct Expenses                            142              106
     To record additional depreciation based on allocation of the purchase price to write up of property plant and equipment over estimated useful lives of the respective assets on the straight-
     line basis.  Also, for the period ended December 31, 1995, the need arises for recognition of higher cost of sales of $450 for amortization of additional equipment on the balance sheet and consigned to customers since the previous period end.

(C)  Other Expense                            4,102            3,077
     To record amortization of intangibles allocated from the purchase price over 25 years for goodwill and 11 years for patents, trademarks and technology.

(D)  Interest Expense                         6,207            3,923
     To record additional interest expense at the present interest rate of 6.63% for the long-term debt and 6.39% on the credit facility borrowing.  The long-term debt repayment schedule and the assumed average borrowings under the credit facility were applied as if the borriwings began on April 1, 1994.

(E)  Provision for Income Taxes               3,321            2,613
     To provide for federal and state income taxes on the above adjustments and adjust at the Corporation's prevailing effective tax rate arising from the combination of the operating results in each of the periods.

(F)  Preferred Dividend                       1,800            1,431
     To reflect payment of the 6% dividend in kind on the redeemable preferred stock Series A balance as of the end of the fiscal year, issued to Hercules Incorporated as part of the purchase price on the acquisition.














                                 SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            	MacDermid, Incorporated
                                                	 (Registrant)




                                             By:  John L. Cordani
                                                  John L. Cordani
                                                Corporate Secretary

Date: February 20, 1996



